                                                                     EXHIBIT 4.6


             OFFSHORE CONVERTIBLE SECURITIES SUBSCRIPTION AGREEMENT
            Bio-Plexus, Inc./Shepherd Investments International Ltd.

                                                                January 30, 1997

         THIS OFFSHORE CONVERTIBLE SECURITIES SUBSCRIPTION AGREEMENT (hereinafter the "Agreement") has been executed by the undersigned in connection with the sale of certain convertible debentures (hereinafter the "Debentures"), convertible into shares of common stock (hereinafter the "Common Shares") of Bio-Plexus, Inc. (BPLX), 384 Q Merrow Road, Tolland, CT 06084, a corporation organized under the laws of Connecticut (hereinafter "SELLER") to Shepherd Investments International Ltd., located at c/o International Fund Administration, 48 Par-La-Ville Road, Suite 464, Hamilton, HM 11, Bermuda, a corporation organized under the laws of the British Virgin Islands (hereinafter "BUYER"). SELLER and BUYER (hereinafter collectively the "parties") each hereby represents, warrants and agrees as follows:

1.       AGREEMENT TO SUBSCRIBE; PURCHASE PRICE

                  (i) BUYER hereby subscribes for Five Million Dollars U.S. ($5,000,000) principal amount of Debentures, convertible into Common Shares in accordance with the terms set forth in the form of Debenture attached as Exhibit A to this Agreement.

                  (ii) BUYER shall pay the purchase price by delivering same day funds in United States Dollars to an escrow agent or as otherwise agreed between the parties, to be delivered to the order of SELLER upon delivery of the Debentures.

                  (iii) This Agreement has been executed in connection with an offering (the "Offering") by SELLER pursuant to Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). BUYER will be notified of the date of the completion of the Offering.

2.       BUYER'S REPRESENTATIONS AND COVENANTS

         BUYER represents and warrants to SELLER as follows:

                  (i) BUYER is not a "U.S. Person" as defined by Rule 902 of Regulation S, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act. BUYER is an Accredited Investor within the definition of Regulation D as promulgated by the Securities and Exchange Commission;

                  (ii) At the time the buy order for this transaction was originated, BUYER was outside the United States;
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                  (iii) No offer to purchase the Debentures was made in the
         United States;

                  (iv) BUYER is either (a) purchasing the Debentures for its own account for investment purposes and not with a view towards distribution, or (b) acting as agent for a principal that has made the representations contained in Exhibit B hereto;

                  (v) All subsequent offers and sales of the Debentures or the Common Shares will be made (a) outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, (b) pursuant to registration of the Debentures or the Common Shares under the Securities Act, or (c) pursuant to an exemption from such registration. BUYER understands the conditions of the exemption from registration afforded by Section 4(1) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption. In any case, BUYER will not resell the Debentures or the Common Shares to U.S. Persons or within the United States until after the end of the forty-five (45) day period commencing on the date of completion of the Offering (the "Restricted Period");

                  (vi) BUYER has no existing short position with respect to the common stock of SELLER and agrees not to enter into any short sales or other hedging transactions with respect to the common stock of SELLER at any time after the execution of this Agreement by BUYER and prior to the date on which BUYER files a notice of conversion with SELLER. BUYER further agrees that, at all times after the execution of this Agreement by BUYER and prior to the date on which the Debentures become convertible, it will keep its purchase of the Debentures or the Common Shares confidential, except as required by law and except as necessary in the ordinary course of BUYER's business;

                  (vii) BUYER understands that the Debentures are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that SELLER is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of BUYER set forth herein in order to determine the applicability of such provisions. Accordingly, BUYER agrees to notify SELLER of any events which would cause the representations and warranties of BUYER to be untrue or breached at any time after the execution of this Agreement by BUYER and prior to the expiration of the restricted Period;

                  (viii) Any offering documents received by BUYER include statements to the effect that neither the Debentures nor the Common Shares have been registered under the
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         Securities Act and such securities may not be offered or sold in the
         United States or to U.S. Persons during the Restricted Period;

                  (ix) BUYER, in making the decision to purchase the Debentures subscribed for, has relied upon independent investigations made by it and has not relied on any information or representations made by third parties;

                  (x) In the event of resale of the Debentures or the Common Shares during the Restricted Period, BUYER shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the debentures or the Common Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchaser shall provide such written confirmation or other notice upon resale during the Restricted Period;

                  (xi) BUYER has not taken any action that would cause SELLER to be subject to any claim for commission or other fee or remuneration by any broker, finder, or other person and BUYER hereby indemnifies SELLER against any such claim caused by the actions of BUYER or any of its employees or agents; and

                  (xii) BUYER's purchase of the Debentures or the Common Shares pursuant to this Agreement is not part of a plan or scheme to evade the registration provisions of the Securities Act.

                  (xiii) BUYER acknowledges that in no event shall BUYER be entitled to convert any portion of the principal of or interest on the Debentures in excess of that amount upon conversion of which the sum of
         (1) the number of Common Shares beneficially owned by BUYER and its affiliates (other than shares of Common Shares which may be deemed beneficially owned through the ownership of the unconverted portion of the principal amount of, and interest on, the Debentures) and (2) the number of Common Shares issuable upon the conversion of the principal amount of, and interest on, the portion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by BUYER and its affiliates of more than 9.9% of the outstanding shares of Seller's common stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) hereof.
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3.       SELLER'S REPRESENTATIONS AND COVENANTS

         SELLER represents and warrants to BUYER as follows:

                  (i) Each of SELLER and its subsidiaries, if any, have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation. SELLER is a "Domestic Issuer" and a "Reporting Issuer," as such terms are as defined by Rule 902 of Regulation S. SELLER has registered its common stock pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is in full compliance with all reporting requirements of either Section 13(a) or 15(d) of the Exchange Act, and SELLER's common stock trades on the Nasdaq;

                  (ii) SELLER has furnished BUYER with copies of SELLER's most recent Annual Report on its Form 10-K filed with the Securities and Exchange Commission and all Forms 10-Q and 8-K filed thereafter (the "Public Documents") and an Offering Memorandum dated December 26, 1996 (the "Offering Memorandum"). Neither the Public Documents nor the Offering Memorandum includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

                  (iii) SELLER has not offered the Debentures or the Common Shares to any person in the United States, any identifiable group of U.S. citizens abroad, or to any U.S. Person;

                  (iv) At the time the buy order was originated, SELLER reasonably believed BUYER was outside the United States and was not a U.S. Person;

                  (v) SELLER and/or its agents reasonably believe that the sale of Debentures has not been prearranged with a BUYER in the United States;

                  (vi) SELLER has not conducted any "directed selling efforts" with respect to the Debentures or the Common Shares;

                  (vii) The Debentures or the Common Shares when issued and delivered will be duly and validly authorized and issued, and with respect to the Common Shares, fully-paid and nonassessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of SELLER with respect to the Debentures or the Common Shares;
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                  (viii) This Agreement has been duly authorized, validly
         executed and delivered on behalf of SELLER and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                  (ix) The execution and delivery of this Agreement and the consummation of the issuance of the Debentures or the Common Shares and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by SELLER, or any of its subsidiaries, if any, of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of SELLER or any of its subsidiaries, if any, or any indenture, mortgage, deed of trust or other material agreement or instrument to which SELLER or any of its subsidiaries, if any, is a party or by which it or any of their respective properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over SELLER or any of its subsidiaries, if any, or any of their respective properties or assets;

                  (x) No authorization, approval or consent of any governmental body is legally required for the issuance and sale of the Debentures or the Common Shares as contemplated by this Agreement;

                  (xi) SELLER will issue one or more Debentures in the name of BUYER in such denominations to be specified by BUYER prior to closing. Upon conversion of the Debentures, SELLER will issue one or more certificate(s) representing the Common Shares in the name of BUYER without a restrictive legend and in such denominations to be specified by BUYER prior to conversion. SELLER further warrants that no instructions other than these instructions, and instructions for a "stop transfer" until the end of the Restricted Period, have been given to the transfer agent and also warrants that the Debentures and the Common Shares shall otherwise be freely transferable by the BUYER on the books and records of SELLER subject to compliance with Federal and State securities laws. SELLER will notify the transfer agent of the date of completion of the Offering and of the date of expiration of the Restricted Period. Nothing in this section shall affect in any way BUYER's obligations and agreement to comply with all applicable securities laws upon resale of the Debentures and the Common Shares;

                  (xii) SELLER has taken and will take no action that will affect in any way the running of the Restricted Period or the ability of BUYER to resell the Debentures or the Common Shares in accordance with applicable securities laws and this Agreement;
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                  (xiii) SELLER will comply with all applicable securities laws and regulations with respect to the sale of the Debentures or the Common Shares, including but not limited to the filing of all reports required to be filed in connection therewith with the Securities and Exchange Commission or any stock exchange or Nasdaq or any other regulatory authority; and

                  (xiv) SELLER agrees that it will not issue a press release or other communication to the public containing BUYER's name or other identifying information without BUYER's written consent.

4. REGISTRATION. If upon conversion of the Debentures effected by BUYER pursuant to the terms of this Agreement and the Form of Debenture following the expiration of the Restricted Period, SELLER fails to issue certificate(s) for Common Shares issuable upon such conversion to BUYER bearing no restrictive legend for any reason other than SELLER's reasonable good faith belief that the representations and warranties made by BUYER in this Agreement were untrue when made, then SELLER shall be required, at the request of the BUYER and at SELLER's expense, to effect the registration of the Common Shares issuable upon conversion of the Debentures under the Securities Act and relevant Blue Sky laws as promptly as is practicable. SELLER and the BUYER shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. SELLER shall file a registration statement within 30 days of BUYER's demand therefor and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter and in any event within 90 days of the date of the initial filing thereof. Such best efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the Securities and Exchange Commission ("SEC") and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC. Once declared effective by the SEC, SELLER shall cause such registration statement to remain effective until the earlier of (i) the sale by BUYER of all Common Shares registered or (ii) February 4, 1999. In the event that SELLER has not effected the registration of the Common Shares issuable upon the conversion of the Debentures under the Act and relevant Blue Sky Laws within ninety (90) days after the date of filing of the registration statement, SELLER shall pay to BUYER by wire transfer, as liquidated damages for such failure and not as a penalty, an amount in cash equal to $100,000. Such payment shall be made to BUYER immediately upon expiration of the 90-day period referenced in the preceding sentence if the registration of the Common Shares is not effected by such date; provided, however,
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Page 7


         that the payment of such liquidated damages shall not relieve SELLER from its obligations to register the Common Shares pursuant to this
         Section 4.

5.       CONVERSION.

                  (i) Up to one third (1/3) of the Debentures will be convertible into Common Shares beginning on or after forty-five (45) days from the Closing of the purchase of the Debentures, with an additional one third (1/3) of the remaining Debentures becoming convertible on or after seventy-five (75) days from the Closing and the final one third (1/3) of the debentures becoming convertible on or after one hundred five (105) days from the Closing. The Debentures will be convertible into Common Shares at the lesser of $9.00 per Common Share or 80% of the average closing bid price of SELLER's common stock, as reported by Bloomberg, L.P., over the ten (10) day trading period ending on the day prior to the date the notice of conversion is filed with SELLER.

                  (ii) SELLER may issue no more than 1,350,000 Common Shares upon conversion of the Debentures. In the event that limit is reached before BUYER has converted all of its Debentures, SELLER shall redeem the outstanding Debentures at the price paid therefor by BUYER, plus any accrued but unpaid interest thereon, within ten (10) business days of the date on which the 1,350,000 Common Share limit was reached.

                  (iii) SELLER shall use its best efforts to issue and deliver to BUYER an unlegended certificate for the number of Common Shares to which BUYER shall be entitled within three (3) business days after BUYER has fulfilled all conditions required for conversion as set forth in this Agreement (the "Deadline"). SELLER understands that a delay in the issuance of the unlegended Common Shares beyond the Deadline could result in economic loss to BUYER. As compensation to BUYER for such loss, and not as a penalty, SELLER agrees to pay liquidated damages to BUYER for late issuance of unlegended Common Shares upon conversion in the amount of one percent (1%) of the requested conversion amount, per day, beginning on the sixth (6th) business day from the date of receipt by SELLER of both the duly executed notice of conversion and the original Debentures to be converted, all in accordance with this Agreement and the requirements of SELLER's transfer agent; provided, however, that no such liquidated damages shall apply if SELLER fails to deliver unlegended Common Shares upon conversion for the sole reason that SELLER has a reasonable good faith belief that the representations and warranties made by BUYER in this Agreement were untrue when made. Said liquidated damages shall accrue each day through the date the unlegended Common Shares are issued to BUYER upon conversion, and shall be paid by wire transfer to an account designated by BUYER upon the earlier to occur of (A) issuance
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Page 8


         of the unlegended Common Shares to BUYER, or (B) each monthly anniversary of the receipt by SELLER of such BUYER's notice of conversion and Debentures to be converted. Except as noted above, nothing herein shall waive SELLER's obligations to deliver unlegended Common Shares upon conversion of the Debentures or limit BUYER's right to pursue actual damages for SELLER's failure to issue and deliver unlegended Common Shares to BUYER in accordance with the terms of this Agreement.

                  (iv) SELLER agrees that, in addition to any other remedies which may be available to BUYER, in the event SELLER fails for any reason to effect delivery to BUYER of certificate(s) representing Common Shares within seven (7) business days following receipt by SELLER of a notice of conversion or exchange, BUYER may revoke the notice of conversion or exchange, by delivering a notice of such effect to SELLER, whereupon SELLER and BUYER shall each be restored to their respective positions immediately prior to delivery of such notice.

                  (v) In the event the closing bid price of SELLER's common stock equals or exceeds $14.70 per share for twenty (20) consecutive trading days during any period of time which is after forty-five (45) days from the Closing, all outstanding Debentures will automatically be converted into Common Shares within ten (10) business days following the end of said twenty (20) trading day period.

6. THIRD PARTY BENEFICIARY. The parties acknowledge and agree that Shoreline Pacific, the Institutional Division of Financial West Group ("Shoreline Pacific"), shall be deemed a third party beneficiary of SELLER'S agreements and representations set forth in this Agreement, entitled to enforce the terms thereof, and to indemnification for any damages resulting to Shoreline Pacific from any actual or threatened breach thereof by SELLER, both in Shoreline Pacific's personal capacity and, should Shoreline Pacific so elect, on behalf of BUYER.

7. CLOSING. The Debentures shall be delivered to BUYER and the funds therefor shall be delivered to SELLER on February 3, 1997, or at such time to be mutually agreed between the parties ("Closing").

8.       CONDITIONS TO CLOSING

                  (i) BUYER understands that SELLER's obligation to sell the Debentures is conditioned upon delivery by BUYER into escrow at Closing or otherwise as agreed between BUYER and SELLER Five Million U.S. Dollars ($5,000,000).
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Page 9



                  (ii) SELLER understands that BUYER's obligation to purchase the Debentures is conditioned upon delivery of the Debentures as described herein, and provision of an opinion of counsel confirming the matters set out in Section 3(i), (vii), (viii), (ix), and (x) above.

9.       MISCELLANEOUS.

                  (i) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without reference to choice of law principles. The parties jointly consent to personal jurisdiction in any state or federal court located in the State of New York, waive any objection as to jurisdiction or venue, and agree not to assert any defense based on lack of jurisdiction or venue. Facsimile signatures of this agreement shall be binding on all parties hereto. All terms used herein that are defined in Regulation S under the Securities Act shall have the meanings set forth therein.

                  (ii) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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Page 10

IN WITNESS WHEREOF, this Agreement was duly executed, on the date first written above.

Official Signatory of BUYER:

SHEPHERD INVESTMENTS INTERNATIONAL LTD.

/s/ Brian J. Stark
----------------------------------------
Name:
Staro Asset Management, L.L.C.
on behalf of Shepherd Investments International Ltd.

SHEPHERD INVESTMENTS INTERNATIONAL LTD.

/s/ Michael A. Roth
----------------------------------------
Name:
Staro Asset Management, L.L.C.
on behalf of Shepherd Investments International Ltd.


Official Signatory of SELLER:
BIO-PLEXUS, INC.


----------------------------------------
Ronald A. Haverl
Chief Executive Officer

                                    EXHIBIT A

                                FORM OF DEBENTURE

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS SUCH TERMS ARE DEFINED IN REGULATIONS UNDER THE 1933 ACT), FOR A PERIOD OF FORTY-FIVE (45) DAYS AFTER COMPLETION OF THE OFFERING PURSUANT TO WHICH THESE DEBENTURES WERE ISSUED, AND THEREAFTER MAY ONLY BE OFFERED OR SOLD PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

                  5% CONVERTIBLE DEBENTURE DUE FEBRUARY 4, 1999

$200,000                                                        February 4, 1997
Number ___

         FOR VALUE RECEIVED, and subject to the terms hereof, Bio-Plexus, Inc., a Connecticut corporation (the "Company"), hereby promises to pay to Shepherd Investments International Ltd., a corporation organized under the laws of the British Virgin Islands, or its registered assigns (the "Holder") on February 4, 1999 (the "Maturity Date"), the principal amount of Two Hundred Thousand U.S. Dollars ($200,000), and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein. This Debenture is one of twenty-five (25) Debentures (the "Debentures") issued by the Company to the Holder, each in the principal amount of $200,000 U.S., for an aggregate purchase price of Five Million U.S. Dollars ($5,000,000).

ARTICLE 1. Interest

         The Company shall pay interest on the unpaid principal amount of this Debenture (this "Debenture") at the rate of Five Percent (5%) per year, payable quarterly in arrears in cash beginning on April 30, 1997, until the principal hereof is paid in full or has been converted. Interest on this Debenture shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 4, 1997. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE 2. Method of Payment

         This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall pay the principal of and interest on this Debenture in United States Dollars. However, the Company may pay principal and interest by a check payable in such money. The Company may draw a check for the payment of interest to the order of the Holder of this Note and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

ARTICLE 3. Conversion

         SECTION 3.1. Conversion Privilege

         (a) The Holder of the Debentures shall have the right, at its option and subject to the provisions of this Section 3.1, to convert the Debentures into shares of common stock, no par value per share, of the Company ("Common Stock") before the close of business on the Maturity Date as follows: up to one-third of the total aggregate principal amount of the Debentures is convertible on or after 45 days from the closing of the purchase hereof (the "Closing"), with an additional one-third convertible on or after 75 days from Closing, and the remaining one-third convertible on or after 105 days from Closing. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined by dividing the principal amount hereof to be converted plus all accrued interest thereon minus any required withholding by the conversion price in effect on the conversion date (as defined in paragraph
(b) of this Section 3.1 below) and rounding the result to the nearest 1/lOOth of a share. On conversion, no payment of or adjustment (other than as provided in the previous sentence) for accrued interest shall be made whether or not such conversion occurs before, on or after an interest payment date.

         (b) The Debentures will be convertible into Common Stock at the lesser of Nine Dollars U.S. ($9.00) per Common Share or eighty percent (80%) of the average closing bid price of the Company's Common Stock, as reported by Bloomberg, L.P., over the ten (10) day trading period ending on the day prior to the date the notice of conversion is filed with the Company.

         (c) Less than all of the principal amount of the Debentures may be converted into Common Stock if the portion converted is $10,000 or a whole multiple of $l0,000 and the provisions of this Section 3 that apply to the conversion of all of the Debentures also apply to the conversion of a portion thereof. All accrued interest on this Debenture shall be added to the amount converted if less than all of the principal amount of this Debenture is converted and shall be deemed to be paid and discharged thereby.

         (d) In the event any portion of the Debentures remains outstanding on the second anniversary of the date hereof, the unconverted portion of the Debentures will automatically be converted into shares of Common Stock on such date in the manner set forth in this Section 3.1.

         (e) Notwithstanding the above-stated provisions, the Company may issue no more than 1,350,000 Common Shares upon conversion of any or all of the Debentures totaling $5,000,000. In the event that limit is reached before the Holder has fully converted all of the

Debentures, the Company shall redeem the outstanding portion thereof at the price paid therefor by the Holder, plus any accrued but unpaid interest, within ten (10) business days of the date on which the 1,350,000 Common Share limit was reached.

         (f) In the event the closing bid price (defined in Section 3.7(b)) for the shares of the Company's Common Stock equals or exceeds $14.70 per share for twenty (20) consecutive trading days during any period of time which is after forty-five (45) days from the Closing, all outstanding Debentures will automatically be converted into shares of Common Stock in the manner set forth in this Section 3.1. Such conversion shall occur within ten (10) business days following the end of the twenty (20) trading day period described in the foregoing sentence.

         SECTION 3.2. Conversion Procedure. To convert this Debenture into Common Stock, the Holder must (a) complete and sign the Notice of Conversion attached hereto, (b) surrender the Debenture to the Company, (c) furnish appropriate endorsements and transfer documents if so requested by the Company and (d) subject to Section 3.4 pay any transfer or similar tax if required by the Company. The conversion date shall be the date upon which the Company receives both the completed Notice of Conversion (by mail, facsimile or otherwise) and the original Debentures to be converted. Within three (3) business days after receipt of the Notice of Conversion and original Debentures to be converted, the Company shall deliver an unlegended certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fraction of a share. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. No payment or adjustment shall be made for accrued interest on a converted Debenture whether the conversion date is on, at or after an interest payment date. If one person converts more than one Debenture at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of Debentures converted. Upon surrender of a Debenture that is to be converted in part, the Company shall issue to the Holder a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered.

         SECTION 3.3. Fractional Shares. The Company shall not issue a fractional share of Common Stock upon the conversion of this Debenture. Instead, the Company shall pay in lieu of any fractional share the cash value thereof at the then current market price of the Common Stock as determined under Section
3.7 below.

         SECTION 3.4. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.
         SECTION 3.5. Company to Reserve Stock. The Company shall reserve out of its authorized but unissued Common Stock or Common Stock held in treasury enough shares of Common Stock to permit the conversion of this Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall be fully paid and nonassessable.

         SECTION 3.6. Restrictions on Transfer. This Debenture and the Common Stock issuable upon the conversion hereof have not been registered under the Securities Act of 1933 (the "Act") and have been sold pursuant to Regulation S under the Act ("Regulation S"). The Debentures may not be transferred or resold in the United States, or to a U.S. Person, or to or for the account or benefit of a U.S. Person (as defined in Regulation S) for a period of forty-five (45) days from the date hereof and thereafter may only be offered or sold pursuant to registration under or an exemption from the Act.

         SECTION 3.7. Current Market Price.

         (a) In Sections 3.1 and 3.3, the current market price per share of Common Stock on any date is the average of the closing bid price of the Common Stock over the ten (10) day trading day period ending on the day prior to the date the Notice of Conversion is filed with the Company.

         (b) As used in this Section 3.7, the term closing bid price shall mean
(i) the closing bid price of the Company's Common Stock on any such trading date, as reported by Bloomberg, L.P. or (ii) in the event the Common Stock is not reported on such system, the fair market value of the Common Stock as determined by the Board of Directors of the Company in its good faith judgment.

         SECTION 3.8. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer.

ARTICLE 4. Mergers

         The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default (as defined below) exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such assumption.

ARTICLE 5. Reports

         The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

ARTICLE 6. Defaults and Remedies

         SECTION 6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment of interest when such interest becomes due and payable and such default continues for a period of 5 days thereafter, (c) the Company fails to issue shares of Common Stock upon conversion, (d) the Company fails to comply with any of its other agreements in this Debenture and such failure continues for the period and after the notice specified below, (e) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (d) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures notify the Company of such default and the Company does not cure it within 5 days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "Notice of Default."

         SECTION 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the principal of and accrued interest on this Debenture to be due and payable. Upon such declaration, the principal and interest hereof shall be due and payable immediately.

ARTICLE 7. Registered Debentures

         SECTION 7.1. Series. This Debenture is one of a numbered series of twenty-five (25) Debentures, each in the principal amount of $200,000, for a total aggregate principal amount of $5,000,000, which are identical except as to any restriction on the conversion or transfer thereof in order to comply with the terms hereof, the Securities Act of 1933 and the regulations of the Securities and Exchange Commission promulgated thereunder.

         SECTION 7.2. Record Ownership. The Company shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

         SECTION 7.3. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in the denominations requested by the Holder. The Company may charge a reasonable fee for any registration of transfer or exchange other than one occasioned by a notice of redemption or the conversion hereof.

         SECTION 7.4. Worn and Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

ARTICLE 8. Notices

         Except as otherwise provided in this Debenture, any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and (a) delivered in person (b) mailed by first class mail, postage prepaid, or (c) sent by private overnight mail service (such as Federal Express) and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices. Such notice shall be effective, when personally delivered, upon receipt, when so sent by first class mail, four business days after deposit with the United States Postal Service, or when so sent by private overnight mail service, the next business day after deposit.

ARTICLE 9. Time

         Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. Where time is extended by virtue of the provisions of this Article 9, such extended time shall not be included in the computation of interest.

ARTICLE 10. Waivers

         The holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal of or interest on any Debenture.

ARTICLE 11. Rules of Construction

         In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

ARTICLE 12. Governing Law

         The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of New York applicable to agreements that are negotiated, executed, delivered and performed solely in the State of New York.

         IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                                    Bio-Plexus, Inc.


                                    By:___________________________________
                                          Ronald A. Haverl
                                          Chief Executive Officer

                              NOTICE OF CONVERSION

         [To be completed and signed only upon conversion of Debenture]

         The undersigned, the Holder of this Debenture, hereby elects to exercise the right to convert it into common stock, no par value per share, of Bio-Plexus, Inc. as follows:


[Complete if less than                     Dollars    $              )*
all of principal amount          _______________________________________________
is to be converted]              ($10,000 or integral multiples of $10,000)

[Signature must be               _______________________________________________
guaranteed if                    (Name of Holder of shares if different than
registered holder of             registered Holder of Debenture)
stock differs from
registered Holder of             _______________________________________________
Debenture]                       (Address of Holder if different than address of
                                 registered Holder of Debenture)

                                 _______________________________________________
                                 (Social Security or EIN of Holder of shares if different than Holder of Debenture)


*If the principal amount of the Debenture to be converted is less than the entire principal amount thereof, a new Debenture for the balance of the principal amount shall be returned to the Holder of the Debenture.

Date:________________               Sign:_______________________________________
                                         (Signature must conform in all respects
                                         to name of Holder shown on face of this
                                         Debenture)

Signature Guaranteed:

                             Assignment of Debenture


         The undersigned hereby sell(s) and assign(s) and transfer(s) unto

________________________________________________________________________________
                   (name, address and SSN or EIN of assignee)

_________________________________________________ Dollars ($)___________________
(principal amount of Debenture, $10,000 or integral multiples of $10,000)

of principal amount of this Debenture together with all accrued interest hereon.

Date:__________________             Sign:_______________________________________
                                         (Signature must conform in all respects
                                         to name of Holder shown on face of
                                         Debenture)

Signature Guaranteed:

                                    EXHIBIT B


         In connection with the Offshore Convertible Securities Subscription Agreement between Bio-Plexus, Inc. ("Seller") and Shepherd Investments International Ltd., dated January 30, 1997 (the "Agreement"), the undersigned represents and warrants as follows:

         (i) The undersigned is not a U.S. Person as defined by Rule 902 of Regulation S, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act of 1933, as amended (the "Securities Act");

         (ii) At the time the buy order for the Debentures (as such term is defined in the Agreement) was originated, the undersigned was outside the United States;

         (iii) No offer to purchase the Debentures was made in the United
States;

         (iv) The undersigned is purchasing the Debentures for its own account for investment purposes and not with a view towards distribution;

         (v) All subsequent offers and sales of the Debentures or the Common Shares will be made (a) outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, (b) pursuant to registration of the Debentures or the Common Shares under the Securities Act or (c) pursuant to an exemption from such registration. The undersigned understands the conditions of the exemption from registration afforded by Section 4(1) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption. In any case, the Debentures or the Common Shares will not be resold to U.S. Persons or within the United States until after the end of the "Restricted Period" (as such term is defined in the Agreement);

         (vi) The undersigned has no existing short position with respect to the common stock of Seller and agrees not to enter into any short sales or other hedging transactions with respect to the common stock of Seller at any time after the execution of this Agreement by the undersigned and prior to the date on which the Debentures become convertible. The undersigned further agrees that, at all times after the execution of these representations by the undersigned and prior to the date on which the Debentures become convertible, it will keep its purchase of the Debentures or the Common Shares confidential, except as required by law and except as necessary in the ordinary course of the undersigned's business;

         (vii) The undersigned understands that the Debentures are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such provisions. Accordingly, the undersigned agrees to notify Seller of any events which would cause the representations and warranties of the undersigned to be untrue or breached at any time after the execution of these representations by the undersigned and prior to the expiration of the Restricted Period;

         (viii) Any offering documents received by the undersigned include statements to the effect that the neither the Debentures nor the Common Shares have been registered under the Securities Act and may not be offered or sold in the United States or to U.S. Persons during the Restricted Period;

         (ix) The undersigned, in making the decision to purchase the Debentures subscribed for, has relied upon independent investigations made by it and has not relied on any information or representations made by third parties;

         (x) In the event of resale of the Debentures or the Common Shares during the Restricted Period, the undersigned shall provide a written confirmation or other written notice to any distributor, dealer or person receiving a selling concession, fee or other remuneration in respect of the Debentures or the Common Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchaser shall provide such written confirmation or other notice upon resale during the Restricted Period;

         (xi) The undersigned has not taken any action that would cause Seller to be subject to any claim for commission or other fee or remuneration by any broker, finder or other person and hereby indemnifies Seller against any such claim caused by the actions of the undersigned or any of its employees or agents;

         (xii) The undersigned's purchase of the Common Shares pursuant to the Agreement is not part of a plan or scheme to evade the registration provisions of the Securities Act.

                                BIO-PLEXUS, INC.
                                  P.O. BOX 826
                               TOLLAND, CT 06084


March 25, 1997

Shepherd Investments International Ltd.
c/o International Fund Administration
45 Par-La-Ville Road, Suite 464
Hamilton, HM 11, Bermuda

Re: BIO-PLEXUS, INC. W/SHEPHERD INVESTMENTS TO INTERNATIONAL LTD. AMENDMENT TO TERMS OF CONVERTIBLE DEBENTURES DUE FEBRUARY 4, 1999

Dear Sirs/Madames:

As you know, Shepherd Investments International Ltd. (hereafter, "Shepherd Investments") is the holder of $5,000,000 U.S. principal amount of Convertible Debentures of Bio-Plexus, Inc. (the "Debenture" or Debentures"), purchased pursuant to the Offshore Convertible Securities Subscription Agreement dated January 30, 1997 (the "Subscription Agreement") between Shepherd Investments and Bio-Plexus, Inc. ("Bio-Plexus").

The Subscription Agreement and the Debentures provide for conversion of the Debentures into shares of common stock of Bio-Plexus beginning on or after March 23, 1997.

In order to encourage Shepherd Investments to hold the Debentures and to convert them into common shares until on or after June 30, 1997, we have agreed to amend the following sections of the Subscription Agreement and Debentures as set forth below:

Section 5(i) of the Subscription Agreement shall be deleted in its entirety and replaced with the following provisions:

        (i) Up to one third (1/3) of the Debentures will be convertible into Common Shares beginning on or after forty-five (45) days from the Closing of the purchase of the Debentures, with an additional one third (1/3) of the remaining Debentures becoming convertible on or after seventy-five (75) days from the Closing and the final one third (1/3) of the Debentures becoming convertible on or after one hundred five (105) days from the Closing. Debentures converted prior to June 30, 1997 shall be convertible into Common Shares at the lesser of $9.00 per Common Shares or 80% of the average closing bid price of Seller's common stock as reported by Bloomberg, L.P., over the ten (10) day trading period ending on the day prior to the date the notice of conversion is filed with Seller. Debentures converted by Buyer on or after June 30,

Shepherd Investments International Inc.
March 25, 1997
Page 2

             1997 shall be convertible into Common Shares at the lesser of $9.00 per Common Share of 75% of the average closing bid price of Seller's common stock, as reported by Bloomberg, L.P., over the ten
             (10) day trading period ending on the day prior to the date the notice of conversion is filed with Seller.

Section 3.1(b) of Article 3 of the Debenture shall be deleted in its entirety and replaced with the following provision:

         (b) Prior to June 30, 1997, the Debentures will be convertible into Common Stock at the lesser of Nine Dollars U.S. ($9.00) per Common Share or eighty percent (80%) of the average closing bid price of the Company's common stock, as reported by Bloomberg, L.P., over the ten (10) day trading period ending on the day prior to the date the notice of conversion is filed with the Company. Beginning on June 30, 1997, the Debentures will be convertible into Common Stock at the lesser of Nine Dollars U.S. ($9.00) per Common Share or seventy-five percent (75%) of the average closing bid price of the Company's common stock, as reported by Bloomberg, L.P., over the ten (10) day trading period ending on the day prior to the date the notice of conversion is filed with the Company.

Please indicate your agreement and acceptance to the foregoing by signing below and returning a copy of this letter as the undersigned. Within five (5) business days of our receipt of this signed letter from you, we will provide you with new Debentures incorporating the above revised section, and within three (3) business days of your receipt of the new Debentures, you agree to return the original Debentures to my attention. Except as amended hereby, the Subscription Agreement and Debentures shall otherwise remain unchanged.

Facsimile signatures of this letter agreement shall be binding on the parties hereto.

Sincerely,


-------------------------
Ronald A. Haverl, Chief Executive Officer

AGREED AND ACCEPTED:

Shepherd Investments International Ltd.

-------------------------
Name:
Title:

                                BIO-PLEXUS, INC.
                                  P.O. BOX 826
                               TOLLAND, CT 06084


April 16, 1997



Mr. Michael A. Roth
Shepherd Investments International Ltd.
c/o International Fund Administration
48 Par-La-Ville Road, Suite 464
Hamilton, HM 11, Bermuda


RE: BIO-PLEXUS, INC. W/SHEPHERD INVESTMENTS INTERNATIONAL LTD. AMENDMENT TO TERMS OF CONVERTIBLE DEBENTURES DUE FEBRUARY 4, 1999

Dear Michael:

Further to our discussions, we hereby agree to amend the Offshore Convertible Securities Subscription Agreement dated January 30, 1997 (the "Subscription Agreement") by and between Shepherd Investments International Ltd. Bio-Plexus, Inc. by deleting Section 2 (xiii) of the Subscription Agreement in its entirety and replacing it with the following paragraph:

            (xiii) BUYER acknowledges that in no event shall BUYER be entitled to convert any portion of the principal of or interest on the Debentures in excess of that amount upon conversion of which the sum of (1) the number of Common Shares beneficially owned by BUYER and its affiliates (other than shares of Common Shares which may be deemed beneficially owned through the ownership of the unconverted portion of the principal amount of, and interest on, the Debentures) and (2) the number of Common Shares issuable upon the conversion of the principal amount of, and interest on, the portion of the Debentures with respect to which the determination of this provision is being made, would result in beneficial ownership by BUYER and its affiliates of more than 4.9% of the outstanding shares of SELLER'S common stock. For purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, except at otherwise provided in clause
       (1) hereof.

 Except as set forth herein, the Subscription Agreement shall otherwise remain unchanged.

Bio-Plexus, Inc. w/Shepherd Investments International Ltd.
April 16, 1997
Page 2


Please indicate your agreement to and acceptance of the foregoing by signing below and returning a copy of this letter to the undersigned.

Facsimile signature of this letter agreement shall be binding on the parties hereto.

Sincerely,


---------------------------
Ronald A. Haverl
Chief Executive Officer

AGREED AND ACCEPTED

Shepherd Investments International Ltd.


----------------------------
Name:
Title:
Date: